AMENDED AND RESTATED BY-LAWS
of
SHELTON GREATER CHINA FUND
A Massachusetts Business Trust
(Effective as of June 12, 2011)
These By-Laws may contain any provision not inconsistent with applicable law or the Declaration of Trust, relating to the governance of the Trust.  Unless otherwise specified in these By-Laws, capitalized terms used in these By-Laws shall have the meanings assigned to them in the Amended and Restated Declaration of Trust.  Every Shareholder by virtue of having become a Shareholder shall be bound by these By-Laws.
ARTICLE I

DEFINITIONS
Section 1.         Whenever used herein the following terms shall have the following meanings:
(a)         “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;
(b)         “Board of Trustees” or “Board” shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article II of the Declaration of Trust, having the powers and duties set forth in the Declaration of Trust;
(c)         “By-Laws” shall mean these by-laws of the Trust, as amended or restated from time to time in accordance with Article XII hereof;
(d)         “Class” shall mean each class of Shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article VI of the Declaration of Trust;
(e)         “Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;
(f)         “Commission” shall have the meaning given that term in the 1940 Act;
(g)         “Declaration of Trust” shall mean the Amended and Restated Declaration of Trust of the Trust, as amended or restated from time to time;
(h)         “Investment Adviser” or “Adviser” shall mean a Person, as defined below, furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 4.1 of the Declaration of Trust;

(i)         “Person” shall mean a natural person, partnership, limited partnership, limited liability company, trust, estate, association, corporation, organization, custodian, nominee or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory trust;
(j)         “Series” shall refer to each Series of Shares established and designated under and in accordance with the provisions of Article VI of the Declaration of Trust;
(k)         “Shares” shall mean the transferable shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;
(l)         “Shareholder” shall mean a record owner of Shares;
(m)         “Trust” shall refer to the Massachusetts business trust formed pursuant to the Declaration of Trust and the filing of the required documentation with the office of the Secretary of the Commonwealth of Massachusetts; and
(n)         “Trustee” or “Trustees” shall refer to each signatory to the Declaration of Trust as a trustee and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the Declaration of Trust, so long as such signatory or other Person continues in office in accordance with the terms hereof and of the Declaration of Trust.  Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person’s or Persons’ capacity as a trustee or trustees hereunder and under the Declaration of Trust.
ARTICLE II
OFFICES
Section 1.  Principal Office.  Until changed by the Trustees, the principal office of the Trust shall be in such place as the Trustees shall determine.
Section 2.  Other Offices.  The Trust may have offices in such other places without as well as within the Commonwealth of Massachusetts as the Trustees may from time to time determine.

ARTICLE III
MEETINGS OF SHAREHOLDERS
Section 1.         PLACE OF MEETINGS.  Meetings of Shareholders shall be held at any place within or outside the Commonwealth of Massachusetts designated by the Board.  In the absence of any such designation by the Board, Shareholders’ meetings shall be held at the offices of the Trust.
Section 2.         MEETINGS.
(a)         Call of Meetings.  Any meeting of Shareholders may be called at any time by the Board, the chairperson of the Board, the president or any vice-president of the Trust for the purpose of (i) taking action upon any matter deemed by the Board to be necessary or desirable, including, but not limited to, electing Trustees or removing one or more Trustees; or (ii) taking action upon any matter requested by Shareholders at the request of the Shareholders holding not less than ten (10) percent of the Shares; provided that, the Board, in its sole discretion, has approved the calling and holding of such meeting of Shareholders requested by Shareholders; and provided further that, a meeting of the Shareholders for the purpose of electing Trustees, or removing one or more Trustees, shall be called by the president or any vice-president of the Trust at the request of the Shareholders holding not less than ten (10) percent of the Shares.  Any meeting of Shareholders called at the request of Shareholders shall be called and held, provided that, in the sole discretion of the Board, the Shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which an authorized officer of the Trust shall determine and specify to such Shareholders.  No meeting shall be called upon the request of Shareholders to consider any matter which is substantially the same as a matter voted upon at any meeting of the Shareholders held during the preceding twelve (12) months, unless requested by the holders of a majority of all Shares entitled to be voted at such meeting.
(b)         A majority of the Shares entitled to vote at a Shareholders’ meeting, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders’ meeting, except when a larger quorum is required by the Declaration of Trust, these By-Laws, applicable law, or the requirements of any securities exchange on which Shares are listed for trading, in which case such quorum shall comply with such requirements.  When a separate vote by one or more Series or Classes is required, a majority of the Shares of each such Series or Class entitled to vote at a Shareholders’ meeting of such Series or Class, which are present in person or represented by proxy, shall constitute a quorum at the Shareholders’ meeting of such Series or Class, except when a larger quorum is required by the Declaration of Trust, these By-Laws, applicable law or the requirements of any securities exchange on which Shares of such Series or Class are listed for trading, in which case such quorum shall comply with such requirements.
(c)         Subject to any provision of the Declaration of Trust, these By-Laws, the 1940 Act or other applicable law that requires a different vote: (1) in all matters other than the election of Trustees, the affirmative “vote of a majority of the outstanding voting securities” (defined as the lesser of (a) 67% or more of the outstanding Shares present or represented at a

Shareholder meeting, if holders of more that 50% of the outstanding Shares entitled to vote are present or represented by proxy at a Shareholders' meeting) of the Trust entitled to vote at a Shareholders’ meeting at which a quorum is present, shall be the act of the Shareholders; and (2) Trustees shall be elected by not less than a plurality of the votes cast of the holders of Shares entitled to vote present in person or represented by proxy at a Shareholders’ meeting at which a quorum is present.  Pursuant to Article VI, Section 6.9 of the Declaration of Trust, where a separate vote by Series and, if applicable, by Class is required, the preceding sentence shall apply to such separate votes by Series and Class.
(d)         Abstentions and broker non-votes will be treated as votes present at a Shareholders’ meeting; abstentions will be treated as votes cast at such meeting; but broker non-votes will not be treated as votes cast at a Shareholders' meeting.  Abstentions and broker non-votes, therefore (i) will be included for purposes of determining whether a quorum is present; (ii) will have no effect on proposals that require a plurality for approval; but (iii) will have the same effect as a vote “against” on proposals requiring any percentage of (A) the Shares of the Trust, Series or Class, as applicable, present, for approval, or (B) the outstanding voting securities of the Trust, Series or Class, as applicable, for approval.

Section 3.         NOTICE OF SHAREHOLDERS’ MEETING.  Notice of any meeting of Shareholders shall be given to each Shareholder entitled to vote at such meeting in accordance with Section 5 of this Article III not less than ten (10) nor more than one hundred and twenty (120) days before the date of the meeting.  The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted and to the extent required by the 1940 Act, the purpose or purposes thereof.
Section 4.         RECORD DATES.
(a)         For purposes of determining the Shareholders entitled to notice of, and to vote at, any meeting of Shareholders, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than one hundred and twenty (120) days nor less than ten (10) days before the date of any such meeting (which requirements shall not apply to matters considered at an adjourned meeting, so long as such meeting is adjourned to a date not more than sixty (60) days after the date of the original meeting).  For purposes of determining the Shareholders entitled to vote on any action without a meeting, the Board of Trustees may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees, and which record date shall not be more than ninety (90) days after the date upon which the resolution fixing the record date is adopted by the Board of Trustees.
(b)         If the Board of Trustees does not so fix a record date:
(i)         the record date for determining Shareholders entitled to notice of, and to vote at, a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and
(ii)         the record date for determining Shareholders entitled to vote on any action by consent in writing without a meeting of Shareholders, (1) when no prior action by the Board of Trustees has been taken, shall be the day on which the first signed written consent setting forth the action taken is delivered to the Trust, or (2) when prior action of the Board of Trustees has been taken, shall be at the close of business on the day on which the Board of Trustees adopts the resolution taking such prior action.
(c)         For the purpose of determining the Shareholders of the Trust or any Series or Class thereof who are entitled to receive payment of any dividend or of any other distribution of assets of the Trust or any Series or Class thereof (other than in connection with a merger, consolidation, conversion, or reorganization, which is governed by Article VIII of the Declaration of Trust), the Board of Trustees may:
(i)         from time to time fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days before the date for the payment of such dividend and/or such other distribution;
(ii)         adopt standing resolutions fixing record dates and related payment dates at periodic intervals of any duration for the payment of such dividend and/or such other distribution; and/or
(iii)         delegate to an appropriate officer or officers of the Trust the determination of such periodic record and/or payments dates with respect to such dividend and/or such other distribution.
Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or Classes.
Section 5.         MANNER OF GIVING NOTICE.  Notice of any meeting of Shareholders shall be given either personally or by United States mail, courier, cablegram, telegram, facsimile or electronic mail, or other form of communication permitted by then current law, charges prepaid, addressed to the Shareholder or to the group of Shareholders at the same address as may be permitted pursuant to applicable laws, or as Shareholders may otherwise consent, at the address of that Shareholder appearing on the books of the Trust or its transfer agent or other duly authorized agent or provided in writing by the Shareholder to the Trust for the purpose of notice.  Notice shall be deemed to have been duly given when delivered personally, deposited in the United States mail or with a courier, or sent by cablegram, telegram, facsimile or electronic mail.  If no address of a Shareholder appears on the Trust’s books or has been provided in writing by a Shareholder, notice shall be deemed to have been duly given without a mailing, or substantial equivalent thereof, if such notice shall be available to the Shareholder on written demand of the Shareholder at the offices of the Trust.
If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust or that has been provided in writing by that Shareholder to the Trust for the purpose of notice, is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the offices of the Trust.
Section 6.         ADJOURNED MEETING; NOTICE.  Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned from time to time for any reason whatsoever by vote of the holders of Shares entitled to vote holding not less than a majority of the Shares present in person or by proxy at the meeting, or by the chairperson of the Board, the president of the Trust, in the absence of the chairperson of the Board, or any vice president or other authorized officer of the Trust, in the absence of the president.  Any adjournment may be made with respect to any business which might have been transacted at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Shareholders’ meeting prior to adjournment.
When any Shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless after the adjournment, a new record date is fixed for the adjourned meeting, or unless the adjournment is for more than sixty (60) days after the date of the original meeting, in which case, notice shall be given to each Shareholder of record (which may be as of the original record date) entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 5 of this Article III.  At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.
Section 7.         VOTING.
(a)         Subject to the provisions of Article VI, Section 6.9 of the Declaration of Trust, the Shareholders shall have the power to vote only (i) on such matters required by the Declaration of Trust, these By-Laws, the 1940 Act, other applicable law and any registration statement of the Trust filed with the Commission, the registration of which is effective; and (ii) on such other matters as the Board of Trustees may consider necessary or desirable.  Subject to Article VI of the Declaration of Trust, the Shareholder of record (as of the record date established pursuant to Section 4 of this Article III) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share.  Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.  Unless determined by the inspector of the meeting to be advisable, the vote on any question need not be by written ballot.
(b)         Unless otherwise determined by the Board at the time it approves an action to be submitted to the Shareholders for approval, Shareholder approval of an action shall remain in effect until such time as the approved action is implemented or the Shareholders vote to the contrary.  Notwithstanding the foregoing, an agreement of merger, consolidation, conversion or reorganization may be terminated or amended notwithstanding prior approval if so authorize by such agreement of merger, consolidation, conversion or reorganization pursuant to the Declaration of Trust and these By-Laws.
(c)         Any action which may be taken at any meeting of Shareholders may be taken without a meeting if a consent or consents in writing setting forth the action so taken is or are signed by the holders of a majority of the Shares entitled to vote on such action (or such different proportion thereof as shall be required by law, the Declaration of Trust or these By-Laws for approval of such action) and is or are received by the secretary of the Trust either: (i) by the date set by resolution of the Board of Trustees for the shareholder vote on such action; or (ii) if no date is set by resolution of the Board, within 30 days after the record date for such action as determined by reference to Article III, Section 4 hereof.  The written consent for any such action may be executed in one or more counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.  A consent transmitted by electronic transmission by a Shareholder or by a Person or Persons authorized to act for a Shareholder shall be deemed to be written and signed for purposes of this Section 7.  All such consents shall be filed with the secretary of the Trust and shall be maintained in the Trust’s records.  Any Shareholder that has given a written consent or the Shareholder’s proxyholder or a personal representative of the Shareholder or its respective proxyholder may revoke the consent in writing, with such revocation to be received by the secretary of the Trust either: (i) before the date set by resolution of the Board of Trustees for the shareholder vote on such action; or (ii) if no date is set by resolution of the Board, within 30 days after the record date for such action as determined by reference to Article III, Section 4 hereof.

Section 8.         WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS.  Attendance by a Shareholder, in person or by proxy, at a meeting shall constitute a waiver of notice of that meeting with respect to that Shareholder, except when the Shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Whenever notice of a Shareholders’ meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the time notice is required to be given, by such Shareholder or his or her attorney thereunto authorized, shall be deemed equivalent to such notice.  The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.
Section 9.         PROXIES.  Every Shareholder entitled to vote for Trustees or on any other matter that may properly come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the Shareholder and filed with the secretary of the Trust; provided, that an alternative to the execution of a written proxy may be permitted as described in the next paragraph of this Section 9.  A proxy shall be deemed executed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact.  A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless revoked by the Shareholder executing it, or using one of the permitted alternatives to execution, described in the next paragraph, by a written notice delivered to the secretary of the Trust prior to the exercise of the proxy or by the Shareholder’s attendance and vote in person at the meeting; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise expressly provided in the proxy.
With respect to any Shareholders’ meeting, the Board, or, in case the Board does not act, the president, any vice president or the secretary, may permit proxies by electronic transmission, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the holder of the proxy to act.  A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed, or a permitted alternative to execution is used, by any one of them unless, at or prior to the exercise of the proxy, the secretary of the Trust receives a specific written notice to the contrary from any one of them.  A proxy purporting to be by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.
Section 10.         INSPECTORS.  Before any meeting of Shareholders, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust, may appoint any person other than nominees for office to act as inspector at the meeting or any adjournment.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust, shall appoint a person to fill the vacancy.  Such appointments may be made by such officers in person or by telephone.
The inspector shall:

(a)         determine the number of Shares and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;
(b)         receive votes or ballots;
(c)         hear and determine all challenges and questions in any way arising in connection with the right to vote;
(d)         count and tabulate all votes;
(e)         determine when the polls shall close;
(f)          determine the result of voting; and
(g)         do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.
ARTICLE IV

TRUSTEES
Section 1.         VACANCIES.  In accordance with Article II, Section 2.4 of the Declaration of Trust, vacancies in the Board of Trustees may be filled by not less than a majority vote of the Trustee(s) then in office, regardless of the number (even if less than a quorum) and  a meeting of Shareholders shall be called for the purpose of electing Trustees if required by the 1940 Act.  Notwithstanding the above, whenever and for so long as the Trust is a participant in or otherwise has in effect a plan under which the Trust may be deemed to bear expenses of distributing its Shares as that practice is described in Rule 12b-1 under the 1940 Act, then the selection and nomination of each of the Trustees who is not an “interested person” (as defined in the 1940 Act) of the Trust, any Adviser or Principal Underwriter (as defined in the 1940 Act) of the Trust (such Trustees are referred to herein as “Disinterested Trustees”), shall be, and is, committed to the discretion of the Disinterested Trustees remaining in office.  In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser that has the greatest amount of assets of the Trust under management shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee.  In such case, the authorized officer of the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, that the percentage of Trustees who are Disinterested Trustees shall be no less than that required by the 1940 Act.  Upon the qualification of such Trustees, the authorized officer of the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees.
Section 2.         PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.  All meetings of the Board may be held at any place within or outside the Commonwealth of Massachusetts that is designated from time to time by the Board, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust.  In the absence of such a designation, regular meetings shall be held at the offices of the Trust.  Any meeting, regular or special, may be held, with respect to one or more participating Trustees, by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting.
Section 3.         QUORUM AND REQUIRED VOTE.  At all meetings of the Board of Trustees, a majority of the Board of Trustees then in office shall be present in person in order to constitute a quorum for the transaction of business.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the departure of Trustees from the meeting, if any action taken is approved by at least a majority of the required quorum for that meeting.  Subject to Article II, Section 2.4 of the Declaration of Trust and Article IV, Sections 1 and 7 of these By-Laws, and except as otherwise provided herein or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees.
Section 4.         REGULAR MEETINGS.  Regular meetings of the Board shall be held at such time and place as shall from time to time be fixed by the Board, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust.  Regular meetings may be held without notice.
Section 5.         SPECIAL MEETINGS.  Special meetings of the Board for any purpose or purposes may be called at any time by any Trustee, the chairperson of the Board, or in the absence of the chairperson of the Board, the president of the Trust, or in the absence of the president, any vice president or other authorized officer of the Trust.
Notice of the purpose, time and place of special meetings (or of the time and place for each regular meeting for which notice is given) shall be given personally, sent by first-class mail, courier, cablegram or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Trustee at that Trustee’s address as has been provided to the Trust for purposes of notice; provided, that, in case of a national, regional or local emergency or disaster, which prevents such notice, such notice may be given by any means available or need not be given if no means are available.  In case the notice is mailed, it shall be deemed to be duly given if deposited in the United States mail at least seven (7) days before the time the meeting is to be held.  In case the notice is given personally or is given by courier, cablegram, telegram, facsimile or electronic mail, it shall be deemed to be duly given if delivered at least twenty-four (24) hours before the time of the holding of the meeting.  The notice need not specify the place of the meeting if the meeting is to be held at the offices of the Trust.

Section 6.         WAIVER OF NOTICE.  Whenever notice is required to be given to a Trustee under this Article, a written waiver of notice signed by the Trustee, whether before or after the time notice is required to be given, shall be deemed equivalent to notice.  The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.  All such waivers shall be filed with the records of the Trust or made a part of the minutes of the meeting.  Attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except when the Trustee attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
Section 7.         ADJOURNMENT.  A majority of the Trustees present at a meeting of the Board, whether or not a quorum is present, may adjourn such meeting to another time and place.  Any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the meeting prior to adjournment.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
Section 8.         NOTICE OF ADJOURNMENT.  Notice of the time and place of an adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than thirty (30) days after the date of the original meeting, notice of the adjourned meeting shall be given to each Trustee.
Section 9.         COMPENSATION OF TRUSTEES.  Trustees may receive from the Trust reasonable compensation for their services and reimbursement of reasonable expenses as may be determined by the Board.  This Section 9 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation and reimbursement of expenses for those services.
Section 10.         CHAIRPERSON OF THE BOARD.  The chairperson of the Board shall be a Trustee who is a Disinterested Trustee and shall be elected by vote of the majority of the Disinterested Trustees then in office.  The chairperson of the Board shall preside at all meetings of the Board and shall have such other powers and duties as may be prescribed by the Board or as provided in the Declaration of Trust or these By-Laws.  In the absence of the chairperson of the Board at a meeting of the Board, a Disinterested Trustee chosen by the Disinterested Trustees present at the meeting of the Board shall preside at the meeting of the Board.
ARTICLE V

COMMITTEES
Section 1.         COMMITTEES OF TRUSTEES.  The Board may, by majority vote, designate one or more committees of the Board, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board.  The Board may, by majority vote, designate one or more Trustees as alternate members of any such committee who may replace any absent member at any meeting of the committee.  Any such committee, to the extent provided by the Board, shall have such authority as delegated to it by the Board from time to time, except with respect to:

(a)         the approval of any action which under the Declaration of Trust, these By-Laws or applicable law requires approval by a majority of the entire Board or certain members of the Board;
(b)         the filling of vacancies on the Board or on any committee thereof; provided however, that such committee may nominate Trustees to fill such vacancies, subject to the Trust’s compliance with the 1940 Act and the rules thereunder;
(c)         the amendment, restatement or repeal of the Declaration of Trust or these By-Laws or the adoption of a new Declaration of Trust or new By-Laws;
(d)         the amendment or repeal of any resolution of the Board; or
(e)         the designation of any other committee of the Board or the members of such committee.
Section 2.         MEETINGS AND ACTION OF BOARD COMMITTEES.  Meetings and actions of any committee of the Board shall, to the extent applicable, be held and taken in the manner provided in Article III of the Declaration of Trust and Article IV of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee.  Special meetings of any committee may also be called by resolution of the Board or such committee, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee.  The Board may from time to time adopt other rules for the governance of any committee.
Section 3.         ADVISORY COMMITTEES.  The Board may appoint one or more advisory committees comprised of such number of individuals appointed by the Board who may meet at such time, place and upon such notice, if any, as determined by the Board.  Such advisory committees shall have no power to require the Trust to take any specific action.
ARTICLE VI

OFFICERS
Section 1.         OFFICERS.  The officers of the Trust shall be a President, which shall be the chief executive officer, one or more Vice Presidents, a Secretary, a Treasurer, and a Chief Compliance Officer.  The Trust may also have, at the discretion of the Board, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers, who shall have such authority and perform such duties as are provided in the Declaration of Trust, these By-Laws or as the Board, or to the extent permitted by the Board, as the president, may from time to time determine.  Any number of offices may be held by the same person, except the offices of president and vice president.
Section 2.         APPOINTMENT OF OFFICERS.  The officers of the Trust shall be appointed by the Board, or, to the extent permitted by the Board, by the president, and each shall serve at the pleasure of the Board, or, to the extent permitted by the Board, and except for the chief compliance officer, at the pleasure of the president, subject to the rights, if any, of an officer under any contract of employment.
Section 3.         REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board, or, to the extent permitted by the Board, by the president; provided, that only the Board may remove the chief compliance officer of the Trust, whether with or without cause.
Any officer may resign at any time by giving written notice to the Trust.  Such resignation shall take effect upon receipt unless specified to be effective at some later time and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.
Section 4.         VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation, removal, incapacity or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.
Section 5.         PRESIDENT.  The president shall be the chief executive officer of the Trust and, subject to the control of the Board, have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or as provided in the Declaration of Trust or these By-Laws.
Section 6.         VICE PRESIDENTS.  In the absence, resignation, removal, incapacity or death of the president, the vice presidents, if any, in order of their rank as fixed by the Board or if not ranked, a vice president designated by the Board, shall exercise all the powers and perform all the duties of, and be subject to all the restrictions upon, the president until the president’s return, his incapacity ceases or a new president is appointed.  Each vice president shall have such other powers and perform such other duties as from time to time may be prescribed by the Board or the president, or as provided in the Declaration of Trust or these By-Laws.
Section 7.         SECRETARY.  The secretary shall keep or cause to be kept at the offices of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions (including consents) of the Board, committees of the Board and Shareholders.  The secretary shall keep a record of the time and place of such meetings, whether regular or special, and if special, how authorized, the notice given, the names of those present at Board meetings or committee meetings, the number of Shares present or represented by proxy at Shareholders’ meetings, and the proceedings.
The secretary shall cause to be kept at the offices of the Trust or at the office of the Trust’s transfer agent or other duly authorized agent, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number, Series and classes (if applicable) of Shares held by each, the number and date of certificates, if any, issued for such Shares and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required by the Declaration of Trust, these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or the president of the Trust, or as provided in the Declaration of Trust or these By-Laws.
Section 8.         TREASURER.  The treasurer shall be the chief financial officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust (and every Series and class thereof), including accounts of assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares.  All books shall be kept in accordance with the Declaration of Trust and these By-Laws.
The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board.  The treasurer shall disburse the funds of the Trust (and any Series and class thereof) as may be ordered by the Board, shall render to the president of the Trust and the Board, whenever either requests it, an account of all of his transactions as chief financial officer and of the financial condition of the Trust (and any Series and class thereof), and shall have such other powers and perform such other duties as may be prescribed by the Board and as provided in the Declaration of Trust or these By-Laws.
Section 9.         CHIEF COMPLIANCE OFFICER.  The chief compliance officer shall be the chief officer of the Trust that is responsible for the compliance of the Trust with the federal securities laws and, particularly, Rule 38a-1 under the 1940 Act.  The chief compliance officer shall keep and maintain or cause to be kept and maintained adequate and correct books and records of compliance by the Trust with the federal securities laws and the compliance policies and procedures of the Trust.  The compensation of the chief compliance officer shall be set by the Board and the Board shall have exclusively the power to hire and remove the chief compliance officer.  The chief compliance officer shall prepare and make the annual report to the Board concerning the compliance policies and procedures as required by Rule 38a-1 under the 1940 Act.
ARTICLE VII
CUSTODIAN
The Trustees shall at all times employ one or more parties, other than the Trust, to a contract described in Article IV, Section 4.5 of the Declaration of Trust (each a "Custodian") meeting the requirements of the 1940 Act upon such basis of compensation as may be agreed upon between the Trustees and such Custodian.
The Trustees may also authorize the Custodian to employ one or more sub-Custodians from time to time to perform such of the acts and services of the Custodian and upon such terms and conditions, as may be agreed upon between the Custodian and such sub-Custodian and approved by the Trustees, provided that in every case such sub-Custodian shall meet the requirements of the 1940 Act.
ARTICLE VIII

RECORDS AND REPORTS
Section 1.         MAINTENANCE AND INSPECTION OF SHARE REGISTER.  The Trust shall keep at its offices or at the office of its transfer agent or other duly authorized agent, records of its Shareholders, that provide the names and addresses of all Shareholders and the number, Series and classes, if any, of Shares held by each Shareholder.  Such records may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.
Section 2.         MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST AND BY-LAWS.  The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these By-Laws, as amended or restated from time to time, where they may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.
Section 3.         MAINTENANCE AND INSPECTION OF OTHER RECORDS.  The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory committee shall be kept at such place or places designated by the Board or, in the absence of such designation, at the offices of the Trust.  The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.
If information is requested by a Shareholder, the Board, or, in case the Board does not act, the president, any vice president or the secretary, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents.  Costs of providing such information and documents shall be borne by the requesting Shareholder.  The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.
The Board, or, in case the Board does not act, the president, any vice president or the secretary, may keep confidential from Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable any information that the Board or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

Section 4.         INSPECTION BY TRUSTEES.  Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.
ARTICLE IX
NET ASSET VALUE AND DISTRIBUTIONS
(a)         Subject to Article VI of the Declaration of Trust, the Board of Trustees shall have the power to determine from time to time the offering price for authorized, but unissued, Shares of beneficial interest of the Trust or any Series or Class thereof, respectively, that shall yield to the Trust or such Series or Class not less than the net asset value thereof, in addition to any amount of applicable sales charge to be paid to the Principal Underwriter (as defined in the 1940 Act) or the selling broker or dealer in connection with the sale of such Shares, at which price the Shares of the Trust or such Series or Class, respectively, shall be offered for sale, subject to any other requirements or limitations of the 1940 Act.
(b)         Subject to Article VI of the Declaration of Trust, the Board of Trustees may, subject to the 1940 Act, prescribe and shall set forth in the Declaration of Trust and these By-Laws, or in a resolution of the Board of Trustees such bases and time for determining the net asset value per Share of the Trust or any Series or Class thereof, or net income attributable to the Shares of the Trust or any Series or Class thereof or the declaration and payment of dividends and distributions on the Shares of the Trust or any Series or Class thereof, as it may deem necessary or desirable, and such dividends and distributions may vary between the Classes of a Series to reflect differing allocations of the expenses of the Trust between such Classes to such extent and for such purposes as the Trustees may deem appropriate.
(c)         With respect to any Series or Classes, dividends and distributions on Shares of a particular Series or Class may be paid or credited in such manner and with such frequency, which may be daily or otherwise, as the Board of Trustees may determine pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Trustees may determine.  Such dividends and distributions may be paid or credited to the holders of Shares of that Series or Class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Board of Trustees may determine after providing for actual and accrued liabilities belonging to that Series or Class or after retaining such amounts as the Board of Trustees may deem desirable to use in the conduct of the Trust’s current or future business requirements.  All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the holders of that Series or Class in proportion to the number of Shares of that Series or Class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Board of Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder’s purchase order and/or payment have not been received by the time or times established by the Board of Trustees under such program or procedure.  Such dividends and distributions may be made in cash or Shares or a combination thereof as determined by the Board of Trustees or pursuant to any program that the Board of Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder.  Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with this Article IX, Section 1.  No Share shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series made pursuant to Article VIII, Section 8.2 of the Declaration of Trust; provided however, that if the Shares of a Series are divided into Classes thereof, no Share of a particular Class shall have any priority or preference over any other Share of the same Class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series made pursuant to VIII, Section 8.2 of the Declaration of Trust.
(d)         Before payment of any dividend there may be set aside out of any funds of the Trust, or the applicable Series thereof, available for dividends such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or any Series thereof, or for such other lawful purpose as the Board of Trustees shall deem to be in the best interests of the Trust, or the applicable Series, as the case may be, and the Board of Trustees may abolish any such reserve in the manner in which the reserve was created.

ARTICLE X
SALE OF SHARES
Subject to the 1940 Act and applicable law, the Trust may sell its authorized but unissued Shares of beneficial interest to such Persons, at such times, on such terms, and for such consideration as the Board of Trustees may from time to time authorize.  Each sale shall be credited to the individual purchaser’s account in the form of full or fractional Shares of the Trust or such Series thereof (and Class thereof, if any), as the purchaser may select, at the net asset value per Share, subject to Section 22 of the 1940 Act, and the rules and regulations adopted thereunder; provided, however, that the Board of Trustees may, in its sole discretion, permit the Principal Underwriter (as defined in the 1940 Act) to impose a sales charge upon any such sale.
ARTICLE XI

GENERAL MATTERS
Section 1.         CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.  All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as the Board from time to time shall determine.
Section 2.         CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The Board, except as otherwise provided in the Declaration of Trust and these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust or any Series thereof and this authority may be general or confined to specific instances.
Section 3.         CERTIFICATES FOR SHARES.  A certificate or certificates for Shares may be issued to Shareholders at the discretion of the Board.  All certificates shall be signed in the name of the Trust by the Trust’s president or vice president, and by the Trust’s treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of Shares and the Series and class thereof, if any, owned by the Shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer or transfer agent or other duly authorized agent who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer or transfer agent or other duly authorized agent before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer or transfer agent or other duly authorized agent at the date of issue.  Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.
Section 4.         LOST CERTIFICATES.  Except as provided in this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time.  The Board may, in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Board and the Trust secured by a bond or other adequate security sufficient to protect the Trust and the Board against any claim that may be made against either, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.
Section 5.         REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST.  The Trust’s president or any vice president or any other person authorized by the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust, or any Series thereof, any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust or such Series thereof.  The authority granted may be exercised in person or by a proxy duly executed by such authorized person.
Section 6.         TRANSFERS OF SHARES.  Shares are transferable, if authorized by the Declaration of Trust, only on the record books of the Trust by the Person in whose name such Shares are registered, or by his or her duly authorized attorney-in-fact or representative.  Shares represented by certificates shall be transferred on the books of the Trust upon surrender for cancellation of certificates for the same number of Shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Trust or its agents may reasonably require.  Upon receipt of proper transfer instructions from the registered owner of uncertificated Shares, such uncertificated Shares shall be transferred on the record books to the Person entitled thereto, or certificated Shares shall be made to the Person entitled thereto and the transaction shall be recorded upon the books of the Trust.  The Trust, its transfer agent or other duly authorized agents may refuse any requested transfer of Shares, or request additional evidence of authority to safeguard the assets or interests of the Trust or of its Shareholders, in their sole discretion.  In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent.  In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, its transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent.
Section 7.         HOLDERS OF RECORD.  The record books of the Trust as kept by the Trust, its transfer agent or other duly authorized agent, as the case may be, shall be conclusive as to the identity of the Shareholders of the Trust and as to the number, Series and classes, if any, of Shares held from time to time by each such Shareholder.  The Trust shall be entitled to treat the holder of record of any Share as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, whether or not the Trust shall have express or other notice thereof.
Section 8.         FISCAL YEAR.  The fiscal year of the Trust, and each Series thereof, shall be determined by the Board.
Section 9.         HEADINGS; REFERENCES.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument.  Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.  Any references herein to specific sections of the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.
Section 10.         PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.
(a)         The provisions of these By-Laws are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Declaration of Trust, the 1940 Act, the Code or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of these By-Laws from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.
(b)         If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.
ARTICLE XII

AMENDMENTS
Section 1.         AMENDMENT BY SHAREHOLDERS.  These By-Laws may be amended, restated or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Shares entitled to vote.
Section 2.         AMENDMENT BY TRUSTEES.  These By-Laws may also be amended, restated or repealed or new By-Laws may be adopted by the Board, by a vote of the Board as set forth in Article IV, Section 3 of these By-Laws.
Section 3.         OTHER AMENDMENT.  Subject to the 1940 Act, these By-Laws may also be amended pursuant to Article VIII, Section 8.2(a) of the Declaration of Trust and the applicable law of the Commonwealth of Massachusetts.
Adopted: June 10, 2011